UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2006

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REDDY ICE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32596	56-2381368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8750 North Central Expressway, Suite 1800
Dallas, Texas 75231
(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 526-6740

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Reddy Ice Holdings, Inc. (the “Company”) has a specific process for communications between interested parties and the non-management members of the Company’s board of directors. Specifically, an interested party may use a form found on the Investor Relations section of the Company’s website, www.reddyice.com, for contacting the non-management members of the Company’s board of directors.

The Commentary to Section 303A.03 of the New York Stock Exchange (“NYSE”) Listed Company Manual requires each listed company to disclose in its proxy statement its method for interested parties to communicate directly with the presiding director or with the non-management directors as a group. On October 3, 2006, the NYSE notified the Company that it was considered deficient in meeting the above requirement and provided until October 10, 2006 to cure the deficiency. The NYSE’s notice states that the disclosure deficiency may be cured by including the required disclosure in a Current Report on Form 8-K. Accordingly, concurrent with the filing of this Current Report on Form 8-K, the Company believes that it has cured this deficiency.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2006

REDDY ICE HOLDINGS, INC.

By: /s/ Steven J. Janusek
Name: Steven J. Janusek
Title: Chief Financial and Accounting
Officer